Exhibit 99.1

News Release

U.S. Silica Completes Acquisition of EP Minerals

Frederick, Md., May 1, 2018 – U.S. Silica Holdings, Inc. (NYSE: SLCA) announced today that it has completed the $750 million acquisition of EP Minerals, a global producer of engineered materials derived from industrial minerals including diatomaceous earth (DE), clay (calcium bentonite) and perlite. The company’s unique industrial minerals are used as filter aids, absorbents and functional additives for a variety of industries including food and beverage, biofuels, recreational water, oil and gas, farm and home, landscape, sports turf, paint, plastics, and insecticides.

‘’This transformative acquisition achieves a key corporate objective to diversify our profit sources and add additional EBITDA from a broader industrial space to better balance our portfolio opposite our more cyclical Oil and Gas business,” said Bryan Shinn, president and chief executive officer. “EP Minerals has a very attractive market structure, is a business with strong margins and very consistent cash flows with numerous growth opportunities and a robust pipeline of new products. Bottom line, this is a very diverse company with a rare combination of advantages and strengths and we are excited about the opportunity to work with the EP Minerals team to continue to grow its market-leading business,’’ Shinn concluded.

The transaction is being financed by $1.28 billion in term loan facilities committed to by BNP Paribas and Barclays. The company also increased its revolving credit facility to an aggregate of $100 million.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers or failure of our customers to pay amounts due to us; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel and truckload drivers; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation, trucking and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 118-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 200 products to customers across our end markets. The Company currently operates nine industrial sand production plants and eight oil and gas sand production plants. The Company is headquartered in Frederick, Md. and also has offices located in Chicago, Ill. and Houston, Texas.

U.S. Silica Holdings, Inc.

Michael Lawson

Vice President of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@ussilica.com

Nick Shaver

Investor Relations Manager

281-394-9630

shavern@ussilica.com

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